Exhibit 99.1

NEWS RELEASE

                                                                                                                                                                    1101 East Arapaho Road

                                                                                                                                                                Richardson TX 75081 USA

                                                                                                                                                                        +1 (972) 234-6400 main

Financial Contact
Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact
Jay Barbour, VP Marketing
972.664.8107, jbarbour@intrusion.com

INTRUSION INC. ANNOUNCES
THIRD QUARTER RESULTS

Richardson, Texas — November 7, 2007 — Intrusion Inc. (OTCBB: INTZ), (“Intrusion”) today announced financial results for the three months ended September 30, 2007.

Revenue for the third quarter 2007 was $0.9 million compared to $1.7 million for the third quarter 2006.

Intrusion’s operating loss was $0.6 million in the third quarter 2007 compared to $0.2 million for the third quarter 2006.

Gross profit margin was 60 percent of revenue in the third quarter of 2007 compared to 55 percent of revenue in the third quarter of 2006.

Intrusion’s third quarter 2007 operating expenses were $1.1 million, approximately the same as the third quarter 2006.

As of September 30, 2007, Intrusion reported cash and cash equivalents of $0.9 million, working capital of $0.4 million and debt of $0.1 million.

Intrusion closed a private placement sale of 1,190,476 shares of common stock at $0.42 per share on September 26, 2007 for a total of $500,000 in net proceeds.  The stock was purchased by G. Ward Paxton, Chairman, President, and CEO.  The price of the common stock was determined by taking 110% of the average closing price for the last 20 trading days up to and including the closing date of September 26, 2007.

“Our 60 percent gross profit margin in the third quarter was outstanding, and we continued our tight control of operating expenses.  Revenue in the third quarter declined due to a delay in receipt of orders,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.

Intrusion

Third Quarter 2007 Results

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until November 14, 2007 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 21535598.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of entity identification systems, regulated information compliance, and data privacy protection and network intrusion prevention and detection products.  Intrusion’s product families include TraceCop™ for identity identification, the Compliance Commander™ for regulated information and data privacy protection, and Intrusion SecureNet for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  Such statements include, without limitations, statements regarding future revenue growth and profitability, as well as other statements.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and the recent loss of our Nasdaq listing, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

Intrusion

Third Quarter 2007 Results

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30, 2007	December 31, 2006

ASSETS

Current Assets:
Cash and cash equivalents	$947	$933
Accounts receivable, net of allowance for doubtful accounts of $76 in 2007 and $90 in 2006	407	844
Inventories, net	228	209
Prepaid expenses	83	198
Total current assets	1,665	2,184

Property and equipment, net	156	162
Other assets	39	41
TOTAL ASSETS	$1,860	$2,387

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$809	$1,099
Line of credit	100	200
Deferred revenue	351	367
Total current liabilities	1,260	1,666

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 260
Liquidation preference of $1,331	918	918
Series 2 shares issued and outstanding — 460 Liquidation preference of $1,155	724	724
Series 3 shares issued and outstanding — 469 Liquidation preference of $1,026	667	667
Common stock, $.01 par value:
Authorized shares — 80,000
Issued shares — 11,534 in 2007 and 8,306 in 2006
Outstanding shares — 11,524 in 2007 and 8,296 in 2006	115	83
Common stock held in treasury, at cost — 10 shares	(362)	(362)
Additional paid-in capital	55,378	53,947
Accumulated deficit	(56,661)	(55,077)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ equity	600	721
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,860	$2,387

Intrusion

Third Quarter 2007 Results

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenue	$919	$1,736	$3,014	$3,791
Cost of revenue	370	778	1,184	1,624

Gross profit	549	958	1,830	2,167

Operating expenses:
Sales and marketing	499	562	1,518	2,227
Research and development	358	272	1,169	1,679
General and administrative	255	306	730	1,039

Operating loss	(563)	(182)	(1,587)	(2,778)

Interest income, net	1	2	2	43
Other income (expense), net	—	—	1	(65)

Loss before income taxes	(562)	(180)	(1,584)	(2,800)
Income tax provision	—	—	—	—
Net loss	(562)	(180)	(1,584)	(2,800)
Preferred stock dividends accrued	(44)	(44)	(130)	(132)
Net loss attributable to common stockholders	$(606)	$(224)	$(1,714)	$(2,932)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.06)	$(0.03)	$(0.18)	$(0.42)
Weighted average shares outstanding -Basic and Diluted	10,397	7,046	9,387	7,025